As filed with the Securities and Exchange Commission on November 3, 2003
Registration No. 333-
Registration No. 333-
Registration No. 333-
Registration No. 333-
Registration No. 333-
Registration No. 333-
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Virginia	Penn Virginia Corporation	23-1184320
Delaware	Penn Virginia Holding Corp.	51-0389384
Virginia	Penn Virginia Oil & Gas Corporation	54-1617929
Texas	Penn Virginia Oil & Gas Corporation	76-0389487
Delaware	Penn Virginia Resource GP, LLC	54-2048237
Delaware	Penn Virginia Resource LP Corp.	23-3093999
Virginia	Kanawha Rail Corp.	62-1602163
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)
Three Radnor Corporate Center
100 Matsonford Road
Suite 230
Radnor, Pennsylvania 19087
(610) 687-8900

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Nancy M. Snyder

Penn Virginia Corporation
Three Radnor Corporate Center
100 Matsonford Road
Suite 230
Radnor, Pennsylvania 19087
(610) 687-8900

(Address, including zip code, and telephone number, including area code,

of registrants’ agent for service of process)

Copies To:

Catherine S. Gallagher Allan D. Reiss Vinson & Elkins L.L.P. 666 Fifth Avenue New York, New York 10103 (917) 206-8000	Jerry E. Whitson Hunton & Williams LLP 200 Park Avenue, 43rd Floor New York, New York 10166-0136 (212) 309-1000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering Price	Amount of
Securities to be Registered(1)	(2)(3)(4)	Registration Fee

Debt Securities(5)
Guarantees of Debt Securities(6)
Common Stock, including attached preferred share purchase rights(7)
Preferred Stock
Depositary Shares(8)
Warrants
Total	$300,000,000	$24,270

(1)	This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants registered hereunder.

(2)	Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II. D. to Form S-3.

(3)	Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(4)	In no event will the aggregate initial offering price of debt securities, guarantees of debt securities, common stock, preferred stock, depositary shares and warrants issued under this Registration Statement exceed $300,000,000.

(5)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $300,000,000 less the dollar amount of any securities previously issued hereunder.

(6)	If a series of debt securities of Penn Virginia Corporation is guaranteed, one or more of Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation (a Virginia corporation), Penn Virginia Oil & Gas Corporation (a Texas corporation), Penn Virginia Resource GP, LLC, Penn Virginia Resource LP Corp. and Kanawha Rail Corp. may fully, irrevocably and unconditionally guarantee on an unsecured basis the debt securities of Penn Virginia Corporation. Pursuant to Rule 457(n) no separate fee is payable with respect to the guarantees of the debt securities being registered.

(7)	Each share of common stock includes an associated preferred share purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the rights are not exercisable, are evidenced by the certificates representing the common stock and will be transferred with the common stock.

(8)	Depositary shares will represent functional interests in the preferred stock registered hereby.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES, NOR MAY WE ACCEPT OFFERS TO BUY THESE SECURITIES PRIOR TO THE TIME SUCH REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2003

PROSPECTUS

$300,000,000

Penn Virginia Corporation

Debt Securities

Common Stock
Preferred Stock
Depositary Shares
Warrants

        From time to time we may offer and sell the following securities:

•	Unsecured debt securities, which may be senior or subordinated, and which may be guaranteed by one or more of our subsidiaries;

•	Shares of common stock;

•	Shares of preferred stock;

•	Depositary shares; and

•	Warrants.

      This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

      Our common stock is traded on the New York Stock Exchange under the symbol “PVA.”

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2003.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ABOUT PENN VIRGINIA CORPORATION	1
THE SUBSIDIARY GUARANTORS	1
WHERE YOU CAN FIND MORE INFORMATION	1
FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS	2
USE OF PROCEEDS	3
RATIOS OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF DEBT SECURITIES	4
General	4
Senior Debt Securities	5
Subordinated Debt Securities	6
The Subsidiary Guarantees	6
Form, Exchange and Transfer	7
Global Securities	7
Payment and Paying Agents	8
Consolidation, Merger and Sale of Assets	9
Reports	9
Events of Default	9
Amendments and Waivers	11
Defeasance and Covenant Defeasance	12
Defeasance and Discharge	12
Defeasance of Certain Covenants	12
Notices	13
Title	13
Governing Law	13
DESCRIPTION OF CAPITAL STOCK	13
Common Stock	13
Listing	13
Dividends	13
Fully Paid	14
Preferred Share Purchase Rights	14
Voting Rights	14
Other Rights	14
Preferred Stock	14
Anti-Takeover Provisions	15
Certain Provisions of Our Articles of Incorporation	15
Shareholder Action by Unanimous Consent	15
Blank Check Preferred Stock	15
Fair Price Provisions	15
Election and Removal of Directors	15

Virginia Anti-Takeover Statutes and Other Virginia Laws	16
Control Share Acquisition Statute	16
Affiliated Transactions	16
Director Standards of Conduct	16
Shareholder Rights Plan	16
Indemnification of Officers and Directors	18
Transfer Agent and Registrar	18
DESCRIPTION OF DEPOSITARY SHARES	18
DESCRIPTION OF WARRANTS	19
PLAN OF DISTRIBUTION	21
By Agents	21
By Underwriters	21
Direct Sales; Rights Offerings	21
Delayed Delivery Arrangements	21
General Information	21
LEGAL MATTERS	22
NOTICE REGARDING ARTHUR ANDERSEN LLP	22
EXPERTS	22

      You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

ii

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell up to $300,000,000 in aggregate offering price of the securities described in this prospectus in one or more offerings. This prospectus generally describes Penn Virginia Corporation and the debt securities, guarantees of debt securities, common stock, preferred stock, depositary shares and warrants included in the registration statement. Each time we sell securities with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. The information in this prospectus is accurate as of November 3, 2003. You should carefully read both this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”

ABOUT PENN VIRGINIA CORPORATION

      Penn Virginia Corporation is a Virginia corporation founded in 1882. We are engaged in the exploration, development and production of oil and natural gas primarily in the eastern and Gulf Coast onshore areas of the United States. We also collect royalties on various oil and gas properties in which we own a mineral fee interest.

      Through our wholly owned subsidiaries, we also serve as the sole general partner of, and own a 43% limited partner interest in, Penn Virginia Resource Partners, L.P., a publicly traded master limited partnership (the “Partnership”) whose common units are traded on the New York Stock Exchange under the symbol “PVR.” The Partnership is engaged in the business of owning and managing coal properties and related assets in the Central and Northern Appalachian regions of the United States as well as in New Mexico. The Partnership enters into long-term leases with third-party mine operators to mine its coal reserves in exchange for royalty payments. The Partnership also provides fee-based coal preparation and transportation facilities to some of its lessees to generate coal service revenues. In addition to its coal business, the Partnership generates revenues from the sale of timber growing on its properties.

      Our address is Three Radnor Corporate Center, 100 Matsonford Road, Suite 230, Radnor, Pennsylvania 19087, and our telephone number is (610) 687-8900. Our website address is www.pennvirginia.com. The information on our website is not part of this prospectus.

      As used in this prospectus, “we,” “us,” “our” and “Penn Virginia” mean Penn Virginia Corporation.

THE SUBSIDIARY GUARANTORS

      Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation (a Virginia corporation), Penn Virginia Oil & Gas Corporation (a Texas corporation), Penn Virginia Resource GP, LLC, Penn Virginia Resource LP Corp. and Kanawha Rail Corp. are the only significant subsidiaries of Penn Virginia as of the date of this prospectus. One or more of these subsidiaries may fully, irrevocably and unconditionally guarantee any series of debt securities of Penn Virginia offered by this prospectus, as set forth in a related prospectus supplement. As used in this prospectus, the term “Subsidiary Guarantors” shall mean the subsidiaries of Penn Virginia, if any, that will serve as subsidiary guarantors of the debt of Penn Virginia described in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

      Penn Virginia Corporation files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that Penn Virginia can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that Penn Virginia files later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are incorporated by reference in this prospectus until the termination of each offering under this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed March 11, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed May 9, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed August 8, 2003.

•	Current Report on Form 8-K filed January 8, 2003.

•	Form 8-A/ A filed March 27, 2002.

      We make available free of charge on or through our internet website, www.pennvirginia.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments thereto as soon as reasonably practicable after we electronically file such material with the SEC.

      You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

Investor Relations Department
Penn Virginia Corporation
Three Radnor Corporate Center
100 Matsonford Road
Suite 230
Radnor, Pennsylvania 19087
(610) 687-8900

      Should you want more information regarding Penn Virginia Resource Partners, L.P., please refer to the annual, quarterly and special reports and proxy statements, as applicable, that the Partnership files with the SEC.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

      Some of the information included in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contains forward-looking statements. These statements use forward-looking words such as “may,” “will,” “anticipate,” “believe,” “expect,” “project” or other words of similar meaning. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition or state other “forward-looking” information. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statements. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. These statements reflect our current views with respect to future events and are subject to various risks, uncertainties and assumptions including, but not limited, to the following:

•	the cost of finding and successfully developing oil and gas reserves;

•	the cost to the Partnership of finding new coal reserves;

•	our ability to acquire new oil and gas reserves, and the Partnership’s ability to acquire new coal reserves, on satisfactory terms;

•	the price for which such reserves can be sold;

•	the volatility of commodity prices for oil and natural gas and coal;

•	our ability to obtain adequate pipeline transportation capacity for our oil and gas production;

•	the Partnership’s ability to lease new and existing coal reserves;

•	the ability of the Partnership’s lessees to produce sufficient quantities of coal on an economic basis from the Partnership’s reserves;

•	the ability of the Partnership’s lessees to obtain favorable contracts for coal produced from the Partnership’s reserves;

•	competition among producers in the oil and gas and coal industries generally;

•	the extent to which the amount and quality of actual production differs from estimated recoverable proved oil and gas reserves and coal reserves;

•	unanticipated geological problems;

•	availability of required materials and equipment;

•	the occurrence of unusual weather or operating conditions including force majeure events;

•	the failure of equipment or processes to operate in accordance with specifications or expectations;

•	delays in the anticipated start-up date of our oil and natural gas production and the Partnership’s lessees’ coal production;

•	environmental risks affecting the drilling and producing of oil and gas wells and the mining of coal reserves;

•	the timing of receipt of necessary governmental permits;

•	the risks associated with having or not having price risk management programs;

•	labor relations and costs;

•	accidents;

•	changes in governmental regulation or enforcement practices, especially with respect to environmental, health and safety matters, including with respect to emissions levels applicable to coal-burning power generators;

•	risks and uncertainties relating to general domestic and international economic (including inflation and interest rates) and political conditions;

•	the experience and financial condition of the Partnership’s lessees, including their ability to satisfy their royalty, environmental, reclamation and other obligations; and

•	the Partnership’s ability to make cash distributions to us.

USE OF PROCEEDS

      Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects.

RATIOS OF EARNINGS TO FIXED CHARGES

      The ratios of earnings to fixed charges for each of the periods indicated are as follows:

Nine Months
Ended	YEAR ENDED DECEMBER 31,
September 30,
2003	2002	2001	2000	1999	1998

8.0x	8.3x	14.4x	8.1x	6.1x	5.9x

      For purposes of calculating the ratio of earnings to fixed charges:

•	“fixed charges” represent interest expense (including amounts capitalized), amortization of debt issuance costs and the portion of rental expense representing the interest factor; and

•	“earnings” represent the aggregate of income from continuing operations (before adjustment for income taxes, extraordinary items, income or loss from equity investees and minority interest) plus fixed charges, amortization of capitalized interest and distributed income of equity investees, and less capitalized interest.

      No ratio of combined fixed charges and preferred stock dividends is shown because we have no outstanding preferred stock. Therefore, if shown, such ratios would be identical to the ratios of earnings to fixed charges shown above.

DESCRIPTION OF DEBT SECURITIES

General

      The debt securities issued using this prospectus will be:

•	our general unsecured obligations;

•	general unsecured obligations of the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors; and

•	either senior debt securities or subordinated debt securities.

      The senior debt securities and the subordinated debt securities will be issued under separate indentures among Penn Virginia, as issuer, the Subsidiary Guarantors (if any), and a U.S. banking institution (a “Trustee”). The Trustee for each series of debt securities will be identified in the applicable prospectus supplement. Senior debt securities will be issued under an indenture we call the senior indenture, and subordinated debt securities will be issued under an indenture we call the subordinated indenture. We have not restated these agreements in their entirety. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities.

      We will prepare a prospectus supplement and either an indenture supplement or a resolution of our board of directors and accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the terms of subordination;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities of that series may be issued;

•	the percentage of the principal amount at which the debt securities will be issued and any payments which will be due if the maturity of the debt securities is accelerated;

•	if convertible into common stock, the terms on which the debt securities are convertible;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities are entitled to the benefits of any guarantees by the Subsidiary Guarantors;

•	any changes to or additions to the events of default or covenants contained in the applicable indenture;

•	any affirmative or negative covenants relating to such series; and

•	any other terms of the debt securities of that series.

      This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

      The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

      At our option, we may make interest payments by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

      Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Senior Debt Securities

      The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. However, the senior debt securities will be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution and/or supplemental indenture relating to a series of senior debt securities to be issued, the senior indenture will not limit:

•	the amount of additional indebtedness that may rank equally with the senior debt securities; or

•	the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordinated Debt Securities

      Payment of the principal, interest and any premium on the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinated in right of payment to the prior payment in full of all of our senior debt, including the senior debt securities. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any or certain senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of senior debt applicable to the subordinated debt securities of that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated debt securities of that series will be subordinated.

      The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from the failure to make payment.

      The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the subordinated debt securities as described below under “Defeasance and Covenant Defeasance.”

The Subsidiary Guarantees

      The payment obligations of Penn Virginia under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by any of the Subsidiary Guarantors. If a series of debt securities are so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

      The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

      The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the applicable indenture, and to the extent not otherwise prohibited by the applicable indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, to any person that is not an affiliate of Penn Virginia, of all of Penn Virginia’s direct or indirect limited liability company or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into Penn Virginia or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the Trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of Penn Virginia for borrowed money (or a guarantee of such debt), except for any series of debt securities.

Form, Exchange and Transfer

      The debt securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 each or multiples thereof.

      At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

      Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A transfer or an exchange will be effected upon the security registrar or the transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

      If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to:

•	issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

      Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global certificates that will have an aggregate principal amount equal to that of the debt securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable indenture.

      Notwithstanding any provision of the applicable indenture or any debt security described herein, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

•	there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

•	there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

      As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of the global security and the debt securities represented thereby for all purposes under the debt securities and the applicable indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have that global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of the global security or any debt securities represented thereby for any purpose under the debt securities or the applicable indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the Trustees or our agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

      Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in the City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series and the corporate trust office of the trustee in the City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

      All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge into, or convey, transfer, sell or lease our properties and assets substantially as an entirety to, any person (a “successor Person”), and may not permit any person to merge into, or convey, transfer, sell or lease its properties and assets substantially as an entirety to, us, unless:

•	the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

Reports

      So long as any debt securities are outstanding, we will:

•	file with the Trustee, within 15 days after we file them with the SEC, copies of the annual reports and of the information, documents and other reports which we are required to file with the SEC pursuant to the Exchange Act; and

•	if we are not required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 15 days after we would have been required to file with the SEC, and provide holders of the debt securities with, annual reports and information, documents and other reports comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

Events of Default

      Unless otherwise specified in the prospectus supplement, each of the following will constitute an “Event of Default” under the applicable indenture with respect to debt securities of any series:

•	failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	failure to deposit any sinking fund payment when due in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•	failure by the issuer or, if the series of debt securities is guaranteed by a Subsidiary Guarantor, the Subsidiary Guarantor, to perform, or a breach of, any of the other covenants or warranties in such indenture (other than a covenant or warranty included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture;

•	certain events of bankruptcy, insolvency or reorganization affecting us or, if the series of debt securities is guaranteed, the Subsidiary Guarantors;

•	if the series of debt securities is guaranteed by any Subsidiary Guarantors:

—	any of the guarantees ceases to be in full force and effect, except as otherwise provided in the Indenture;

—	any of the guarantees is declared null and void in a judicial proceeding; or

—	any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee; and

•	any other Event of Default included in the applicable indenture or supplemental indenture.

      If an Event of Default (other than an Event of Default described in the fifth bullet above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the applicable Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately. If an Event of Default described in the fifth bullet above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the applicable Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture. For information as to waiver of defaults, we refer you to “— Amendments and Waivers.”

      Subject to the provisions of the indentures relating to the duties of the Trustees in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

      No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the Trustee under the applicable indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

•	the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

      We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Amendments and Waivers

      We may amend the indentures without the consent of any holder of debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	make any change in respect of any other series of debt securities issued under the indenture that is not applicable to such series;

•	provide for the assumption by a successor of our obligations under the indenture;

•	add Subsidiary Guarantors with respect to the debt securities;

•	secure the debt securities;

•	add covenants for the protection of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantors;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate Trustee;

•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	establish the form or terms of debt securities of any series to be issued under the indenture.

      In addition, we may amend the indenture if the holders of a majority in principal amount of all outstanding debt securities of each series that would be affected under the indenture consent to it. We may not, however, without the consent of each holder of any outstanding debt securities that would be affected, amend the indenture to:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	in the case of subordinated debt securities, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if applicable, make any change that adversely affects the right to convert any debt security or decrease the conversion rate or increase the conversion price;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification and waiver;

•	release a Subsidiary Guarantor or modify such Subsidiary Guarantor’s guarantee in any manner adverse to the holders; or

•	following the making of an offer to purchase debt securities pursuant to a covenant in the indenture, modify the provisions of the indenture with respect to such offer to purchase in a manner adverse to the holders.

      The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

Defeasance and Covenant Defeasance

      If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the indenture, relating to defeasance and discharge of indebtedness relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series.

      Defeasance and Discharge. The indentures provide that, upon our exercise of our option (if any), we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government obligations, or both, that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

•	we have delivered to the applicable Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

•	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing;

•	such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound; and

•	in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any senior debt of Penn Virginia shall have occurred and be continuing and no other Event of Default with respect to any of our Senior Debt shall have occurred and be continuing permitting, after notice or the lapse of time, or both, the acceleration thereof.

      If we exercise this defeasance option, any guarantee will terminate with respect to that series of debt securities.

      Defeasance of Certain Covenants. The indentures provide that, upon our exercise of our option (if any), we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in the fourth bullet (with respect to such restrictive covenants), in the fifth bullet (with respect only to a Subsidiary Guarantor (if any)) and in the sixth bullet under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. Government obligations, or both, that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and the requirements set forth in the second through fourth bullets above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities, but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Notices

      Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

      We, the Trustees and any agent of us or a Trustee may treat the person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

      The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

      As of October 29, 2003, our authorized capital stock was 16,100,000 shares. Those shares consisted of 100,000 shares of preferred stock, none of which were outstanding, and 16,000,000 shares of common stock, par value $ 6.25 per share, of which 9,007,436 shares were outstanding.

Common Stock

Listing

      Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PVA.” Any additional common stock we issue also will be listed on the NYSE.

Dividends

      Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or other form out of legally available funds.

Fully Paid

      All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Preferred Share Purchase Rights

      Pursuant to our Shareholder Rights Plan, each share of common stock includes a preferred share purchase right, as more fully described below under “— Anti-Takeover Provisions — Shareholder Rights Plan.”

Voting Rights

      Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Directors are elected by a plurality of the votes cast by the shares entitled to vote. Holders of common stock may not cumulate their votes in the elections of directors. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter. Certain significant transactions defined in our articles of incorporation may also require the affirmative vote of 90% of the voting power of all outstanding shares entitled to vote in the election of directors. See “— Anti-Takeover Provisions — Certain Provisions in Our Articles of Incorporation — Fair Price Provisions” below.

Other Rights

      We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

      The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

      The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the articles of amendment relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the articles of amendment as an exhibit or incorporate it by reference.

      Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors may adopt an amendment to our articles of incorporation describing the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

      Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

      The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

      Certain provisions in our articles of incorporation and by-laws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Articles of Incorporation

      Shareholder Action by Unanimous Consent. Under Virginia law, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action.

      Blank Check Preferred Stock. Our articles of incorporation authorize the issuance of blank check preferred stock. As described above under “Preferred Stock,” the board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

      Fair Price Provisions. Our articles of incorporation contain certain “fair price” provisions. These provisions state that any person who acquires 10% or more of our voting stock cannot engage in a significant transaction with us that is not approved by our continuing directors or the holders of 90% of our stock unless our shareholders receive a price at least equal to that determined by a formula set forth in our articles of incorporation. In addition, if the acquiror paid cash to acquire his original interests, he must pay cash in the subsequent significant transaction. Under these provisions, continuing directors are directors who were on the board prior to the acquiror’s 10% or more acquisition or were subsequently recommended by such original directors.

Election and Removal of Directors

      Our directors are elected for one-year terms and can be removed, with or without cause, if the number of votes cast for removal at a shareholder meeting called for that purpose constitutes a majority of the votes entitled to be cast at an election of directors. Our by-laws currently provide that the total number of directors is eight, but the number of directors may be increased or decreased by amendment of the by-laws. Vacancies in the board may be filled by shareholders or by the board. Special meetings of shareholders may be called only by a majority of our board of directors or by our chief executive officer. Our by-laws require that advance notice of nominees for election as directors be made by a shareholder, and that shareholder proposals be given to our corporate secretary, together with certain specified information, not less than 90 days nor more than 180 days before the anniversary of the immediately preceding annual meeting of shareholders.

Virginia Anti-Takeover Statutes and Other Virginia Laws

      Control Share Acquisition Statute. We have opted out of the Virginia anti-takeover law regulating “control share acquisitions.” Under that Virginia statute, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds have no voting rights unless those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, to consider the grant of voting rights to the shares acquired in the control share acquisition. This regulation was designed to deter certain takeovers of Virginia public corporations.

      Affiliated Transactions. Under the Virginia anti-takeover law regulating affiliated transactions, material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required. The provisions of this statute do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder. Virginia law permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

      Director Standards of Conduct. Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Virginia law provides that, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

Shareholder Rights Plan

      Our board of directors has adopted a shareholder rights plan (the “Rights Plan”) pursuant to which each outstanding share of our common stock has associated with it a right (a “Right”). Each Right entitles the registered holder under the circumstances described below to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the “Preferred Shares”) at a price of $100.00 (the “Purchase Price”), subject to adjustment. The following is a summary of certain terms of the Rights Plan. The Rights Plan is an exhibit to the registration statement of which this prospectus is a part and this summary is qualified by reference to the specific terms of the Rights Plan.

      Until the Distribution Date, the Rights will be evidenced by the certificates representing shares of common stock outstanding, and no separate certificates for the Rights will be distributed. The Rights will separate from the common stock and the Distribution Date will occur upon the earlier of

•	ten calendar days following the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person; or

•	ten business days or such later date as may be determined by a majority of Continuing Directors after the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of our common stock.

      With certain exceptions described in the Rights Agreement, a person or group becomes an Acquiring Person when such person or group acquires or obtains the right to acquire beneficial ownership of 15% or more of the then outstanding shares of our common stock, or 10% or more of those shares if our board of directors, in accordance with its good faith business judgment of our best interests, declares the acquiror an Adverse Person under guidelines set forth in the Rights Agreement. The board of directors may declare any person to be an Adverse Person after it determines:

•	that this person, together with all this person’s affiliates and associates, has become the beneficial owner of at least 10% of our common stock, and

•	that this ownership is reasonably likely to cause us to repurchase the common stock owned by this person or cause us to take action that would provide this person with short-term gain to the detriment of our long-term interests or is causing or reasonably likely to cause a material adverse impact on our business, financial position or prospects.

      Under the Rights Plan, a Continuing Director is any member of our board of directors who is not an Acquiring Person or an affiliate or associate or representative of an Acquiring Person, and was a member of the board prior to February 21, 1998, or any person who subsequently becomes a member of the board who, while a member of the board, is not an Acquiring Person, or an affiliate or associate or representative of an Acquiring Person, if the member’s nomination for election or election to the board is recommended or approved by a majority of the Continuing Directors of which there must be at least a majority then in office.

      The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 11, 2008, unless earlier redeemed or exchanged as described below.

      As soon as practicable after the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of our common stock as of the close of business on the Distribution Date, and thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise provided by the Rights Agreement or determined by our board of directors, only shares of common stock issued prior to the Distribution Date will be issued with Rights.

      In the event that a person becomes an Acquiring Person, each holder of a Right, other than any Acquiring Person, whose Rights will become null and void, will thereafter have the right to receive, upon exercise, shares of our common stock, or in certain circumstances, cash, property or other securities, having a value equal to two times the Purchase Price of the Right.

      After a person or group has become an Acquiring Person, in the event that:

•	we consolidate or merge with any other person, and we are not the surviving corporation,

•	any person engages in a share exchange, consolidation or merger with us where our common stock is exchanged for securities, cash or property of the other person and we are the surviving corporation,

•	we are a party to a statutory share exchange with any other person after which we are a subsidiary of any other person or

•	50% or more of our assets or earning power is sold or transferred,

proper provision will be made so that each holder of a Right, other than any Acquiring Person, whose Rights will become null and void, will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events described in this paragraph are called “Triggering Events” in the Rights Plan.

      The Purchase Price payable, and the number of shares of common stock or other securities, cash or property issuable, upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in our shares. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in the Purchase Price.

      At any time before there is an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right. If redemption takes place after an Adverse Change of Control, at least a majority of the members of the board of directors must be Continuing Directors and redemption must be approved by a majority of Continuing Directors. The redemption of the Rights may be made effective at the time, on the basis, and with the conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

      Under the Rights Plan, an Adverse Change of Control occurs if a change resulting from a proxy or consent solicitation in any of our directors in office at the commencement of the solicitation, if any person who is or was a participant in such solicitation has stated, or if upon the commencement of such solicitation, a majority of our board of directors has determined in good faith, that that person has taken or intends to take, or may consider taking, any action that would result in that person becoming an Acquiring Person or that would cause the occurrence of a Triggering Event.

      At any time after a person becomes an Acquiring Person, but before the Acquiring Person owns 50% or more of our common stock, our board of directors provided that at least a majority of the members are Continuing Directors and the exchange is authorized by a majority of Continuing Directors, may exchange the then outstanding and exercisable Rights, other than those owned by an Acquiring Person, for shares of common stock, each Right being exchangeable for one share of common stock, subject to adjustment.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder, including, without limitation, the right to vote or to receive dividends.

      The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights. However, if an amendment takes place after an Adverse Change of Control, at least a majority of the members must be Continuing Directors and the amendment must be approved by a majority of Continuing Directors.

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirers from making takeover proposals or tender offers.

Indemnification of Officers and Directors

      Virginia law permits, and our by-laws provide for, the indemnification of our directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of Penn Virginia. This indemnification does not apply to willful misconduct or a knowing violation of the criminal law. We have been informed that in the opinion of the Securities and Exchange Commission indemnification for liability under the Securities Act of 1933 is against public policy and is unenforceable.

Transfer Agent and Registrar

      Our transfer agent and registrar of the common stock, as well as the rights agent under our Rights Plan, is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

      We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with, or as a unit including, debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any of the other offered securities. Each warrant will entitle the holder to purchase the principal amount of debt securities or number of shares of preferred stock or common stock, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file the warrant agreement, and any unit agreement, with the SEC in connection with any offering of warrants.

      The prospectus supplement relating to a particular issuance of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant, if a debt warrant, and the price at which the principal amount of securities may be purchased upon exercise, which price may be payable in cash, securities, or other property;

•	the date on which the right to exercise the warrants commences and the date on which the right expires;

•	if applicable, the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	whether the debt warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

      We may sell the securities pursuant to this prospectus:

•	through agents;

•	through underwriters or dealers; or

•	directly to one or more purchasers, including existing shareholders in a rights offering.

By Agents

      Securities offered by us pursuant to this prospectus may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters

      If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales; Rights Offerings

      Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights that may be issued to our securityholders. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Arrangements

      We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

      Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

      The securities (other than common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

      We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

      Our counsel, Vinson & Elkins L.L.P., New York, New York, will pass upon certain legal matters in connection with the offered securities. Certain legal matters relating to Virginia law will be passed upon for us by Hunton & Williams LLP, New York, New York. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

NOTICE REGARDING ARTHUR ANDERSEN LLP

      Effective May 3, 2002, we dismissed Arthur Andersen LLP as our independent auditors and engaged the firm of KPMG LLP as our new independent auditors. This decision was approved by our audit committee.

      Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

      Prior to the date of this prospectus, the Arthur Andersen partners who reviewed our audited financial statement as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, resigned from Arthur Andersen. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen’s written consent to the incorporation by reference into this prospectus of its audit reports with respect to our financial statements.

      Under these circumstances, Rule 437a under the Securities Act permits us to file the registration statement of which this prospectus forms a part without a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement of which this prospectus forms a part.

EXPERTS

      The consolidated financial statements of Penn Virginia Corporation as of December 31, 2002 and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

Registration fee	$24,270
NASD fee	$30,500
Fees and expenses of accountants	$15,000
Fees and expenses of legal counsel	$35,000
Fees and expenses of trustee and counsel	$15,000
Printing and engraving expenses	$3,000
Miscellaneous expenses	$7,500
Total	$130,270

Item 15.	Indemnification of Directors and Officers.

      Our by-laws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, and whether or not by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of Penn Virginia (or a predecessor of Penn Virginia absorbed in a merger or other transaction), or while a director or officer of Penn Virginia or such predecessor is or was serving at our request as a director, officer, partner, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such Article provides for indemnification against expenses (including attorneys’ fees), judgments, fines, penalties, including any excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding to the extent that the liability did not result from such person’s gross negligence or willful misconduct or knowing violation of the criminal law. Our by-laws further provide that we will pay expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us.

      We have in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of Penn Virginia and his heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his capacity as a director or officer of Penn Virginia, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his being or having been a director or officer of Penn Virginia. The policy may be cancelled by the insurer upon 60 days written notice to us. To the extent that such insurance covers liabilities arising under the Securities Act of 1933, we make no waivers or undertakings with respect thereto, except as set forth in Item 17 of this Registration Statement.

      Any underwriting agreement entered into in connection with the sale of securities offered pursuant to this registration statement will provide for indemnification.

Item 16.	Exhibits.

      The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Penn Virginia under the Securities Act or the Securities Exchange Act of 1934, as amended, as indicated in parentheses:

Exhibit
Number		Exhibits

1.1*	—	Form of Underwriting Agreement.
3.1	—	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).
3.2	—	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).
3.3	—	Amended By-laws of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Report on Form 8-K filed on March 28, 2002).
4.1	—	Rights Agreement dated as of February 11, 1998 between Penn Virginia Corporation and American Stock Transfer & Trust Company, as Agent (incorporated by reference to Exhibit 1.1 to Penn Virginia Corporation’s Registration Statement on Form 8-A filed on February 20, 1998).
4.2	—	Amendment No. 1 to Rights Agreement dated March 27, 2002 by and between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Penn Virginia Corporation’s Report on Form 8-K filed on March 28, 2002).
4.3**	—	Form of Indenture for Senior Debt Securities.
4.4**	—	Form of Indenture for Subordinated Debt Securities.
4.5	—	Form of Senior Debt Securities (included in Exhibit 4.3).
4.6	—	Form of Subordinated Debt Securities (included in Exhibit 4.4).
4.7*	—	Articles of Amendment setting forth the terms of the preferred stock.
4.8*	—	Form of Deposit Agreement, including form of Depositary Receipt.
4.9*	—	Form of Debt Securities Warrant Agreement.
4.10*	—	Form of Common Stock Warrant Agreement.
4.11*	—	Form of Preferred Stock Warrant Agreement.
5.1**	—	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.
12.1**	—	Statement of Computation of Ratios to Fixed Charges.
23.1**	—	Consent of KPMG LLP.
23.2	—	Consent of Hunton & Williams LLP (included in Exhibit 5.1).
24.1	—	Powers of Attorney (contained on page II-6).
25.1*	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.
25.2*	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Penn Virginia.

**	Filed herewith.

Item 17.	Undertakings.

      (a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the provisions set forth in Item 15, any charter provision, bylaw, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on the 22nd day of October, 2003.

PENN VIRGINIA CORPORATION

By:	/s/ A. JAMES DEARLOVE

A. James Dearlove
President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints A. James Dearlove, Frank A. Pici and Nancy M. Snyder, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. JAMES DEARLOVE A. James Dearlove	President, Chief Executive Officer and Director of Penn Virginia Corporation (principal executive officer)	October 22, 2003

/s/ FRANK A. PICI Frank A. Pici	Executive Vice President and Chief Financial Officer of Penn Virginia Corporation (principal financial officer)	October 22, 2003

/s/ KEITH D. HORTON Keith D. Horton	Executive Vice President and Director of Penn Virginia Corporation	October 22, 2003

/s/ DANA G. WRIGHT Dana G. Wright	Vice President and Controller of Penn Virginia Corporation (principal accounting officer)	October 22, 2003

Signature	Title	Date

/s/ ROBERT GARRETT Robert Garrett	Chairman of the Board of Penn Virginia Corporation	October 22, 2003

/s/ EDWARD B. CLOUES, II Edward B. Cloues, II	Director of Penn Virginia Corporation	October 22, 2003

/s/ H. JARRELL GIBBS H. Jarrell Gibbs	Director of Penn Virginia Corporation	October 22, 2003

/s/ MARSHA R. PERELMAN Marsha R. Perelman	Director of Penn Virginia Corporation	October 22, 2003

/s/ JOE T. RYE Joe T. Rye	Director of Penn Virginia Corporation	October 22, 2003

/s/ GARY K. WRIGHT Gary K. Wright	Director of Penn Virginia Corporation	October 22, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Holding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on the 3rd day of November, 2003.

PENN VIRGINIA HOLDING CORP.

By:	/s/ A. JAMES DEARLOVE

A. James Dearlove
President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints A. James Dearlove, Frank A. Pici and Nancy M. Snyder, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. JAMES DEARLOVE A. James Dearlove	President and Director of Penn Virginia Holding Corp. (principal executive officer)	November 3, 2003

/s/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Secretary and Director of Penn Virginia Holding Corp.	November 3, 2003

/s/ FRANK A. PICI Frank A. Pici	Vice President and Chief Financial Officer of Penn Virginia Holding Corp. (principal financial officer)	November 3, 2003

/s/ DANA G. WRIGHT Dana G. Wright	Controller and Treasurer of Penn Virginia Holding Corp. (principal accounting officer)	November 3, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Oil & Gas Corporation (a Virginia corporation) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on the 3rd day of November, 2003.

PENN VIRGINIA OIL & GAS CORPORATION
(a Virginia corporation)

By:	/s/ A. JAMES DEARLOVE

A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints A. James Dearlove, Frank A. Pici and Nancy M. Snyder, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer and Director of Penn Virginia Oil & Gas Corporation (a Virginia corporation) (principal executive officer)	November 3, 2003

/s/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Assistant Secretary and Director of Penn Virginia Oil & Gas Corporation (a Virginia corporation)	November 3, 2003

Signature	Title	Date

/s/ FRANK A. PICI Frank A. Pici	Vice President and Chief Financial Officer of Penn Virginia Oil & Gas Corporation (a Virginia corporation) (principal financial officer)	November 3, 2003

/s/ DANA G. WRIGHT Dana G. Wright	Vice President and Controller of Penn Virginia Oil & Gas Corporation (a Virginia corporation) (principal accounting officer)	November 3, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Oil & Gas Corporation (a Texas corporation) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on the 3rd day of November, 2003.

PENN VIRGINIA OIL & GAS CORPORATION
(a Texas corporation)

By:	/s/ A. JAMES DEARLOVE

A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints A. James Dearlove, Frank A. Pici and Nancy M. Snyder, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer and Director of Penn Virginia Oil & Gas Corporation (a Texas corporation) (principal executive officer)	November 3, 2003

/s/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Secretary and Director of Penn Virginia Oil & Gas Corporation (a Texas corporation)	November 3, 2003

Signature	Title	Date

/s/ FRANK A. PICI Frank A. Pici	Vice President and Chief Financial Officer and Director of Penn Virginia Oil & Gas Corporation (a Texas corporation) (principal financial officer)	November 3, 2003

/s/ DANA G. WRIGHT Dana G. Wright	Vice President and Controller of Penn Virginia Oil & Gas Corporation (a Texas corporation) (principal accounting officer)	November 3, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Resource GP, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on the 3rd day of November, 2003.

PENN VIRGINIA RESOURCE GP, LLC

By:	/s/ A. JAMES DEARLOVE

A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints A. James Dearlove, Frank A. Pici and Nancy M. Snyder, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer and Chairman of the Board of Penn Virginia Resource GP, LLC (principal executive officer)	November 3, 2003

/s/ KEITH D. HORTON Keith D. Horton	President, Chief Operating Officer and Director of Penn Virginia Resource GP, LLC	November 3, 2003

/s/ FRANK A. PICI Frank A. Pici	Vice President, Chief Financial Officer and Director of Penn Virginia Resource GP, LLC (principal financial officer)	November 3, 2003

/s/ NANCY M. SNYDER Nancy M. Snyder	Vice President, General Counsel and Director of Penn Virginia Resource GP, LLC	November 3, 2003

Signature	Title	Date

/s/ FORREST W. MCNAIR Forrest W. McNair	Vice President and Controller of Penn Virginia Resource GP, LLC (principal accounting officer)	November 3, 2003

/s/ EDWARD B. CLOUES, II Edward B. Cloues, II	Director of Penn Virginia Resource GP, LLC	November 3, 2003

/s/ JOHN P. DESBARRES John P. DesBarres	Director of Penn Virginia Resource GP, LLC	November 3, 2003

/s/ KEITH B. JARRETT Keith B. Jarrett	Director of Penn Virginia Resource GP, LLC	November 3, 2003

/s/ JAMES R. MONTAGUE James R. Montague	Director of Penn Virginia Resource GP, LLC	November 3, 2003

/s/ RICHARD M. WHITING Richard M. Whiting	Director of Penn Virginia Resource GP, LLC	November 3, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Resource LP Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on the 3rd day of November, 2003.

PENN VIRGINIA RESOURCE LP CORP.

By:	/s/ A. JAMES DEARLOVE

A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints A. James Dearlove, Frank A. Pici and Nancy M. Snyder, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer and Director of Penn Virginia Resource LP Corp. (principal executive officer)	November 3, 2003

/s/ KEITH D. HORTON Keith D. Horton	President and Director of Penn Virginia Resource LP Corp.	November 3, 2003

/s/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Secretary and Director of Penn Virginia Resource LP Corp.	November 3, 2003

/s/ PETER WINNINGTON Peter Winnington	Assistant Secretary, Treasurer and Director of Penn Virginia Resource LP Corp.	October 29, 2003

Signature	Title	Date

/s/ FRANK A. PICI Frank A. Pici	Vice President and Chief Financial Officer of Penn Virginia Resource LP Corp. (principal financial officer)	November 3, 2003

/s/ FORREST W. MCNAIR Forrest W. McNair	Treasurer of Penn Virginia Resource LP Corp. (principal accounting officer)	November 3, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Kanawha Rail Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on the 3rd day of November      , 2003.

KANAWHA RAIL CORP.

By:	/s/ A. JAMES DEARLOVE

A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints A. James Dearlove, Frank A. Pici and Nancy M. Snyder, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer and Director of Kanawha Rail Corp. (principal executive officer)	November 3, 2003

/s/ NANCY M. SNYDER Nancy M. Snyder	Assistant Secretary and Director of Kanawha Rail Corp.	November 3, 2003

/s/ FRANK A. PICI Frank A. Pici	Vice President and Chief Financial Officer of Kanawha Rail Corp. (principal financial officer)	November 3, 2003

/s/ FORREST W. MCNAIR Forrest W. McNair	Controller of Kanawha Rail Corp. (principal accounting officer)	November 3, 2003

INDEX TO EXHIBITS

Exhibit
Number		Exhibits

1.1*	—	Form of Underwriting Agreement.
3.1	—	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).
3.2	—	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).
3.3	—	Amended By-laws of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Report on Form 8-K filed on March 28, 2002).
4.1	—	Rights Agreement dated as of February 11, 1998 between Penn Virginia Corporation and American Stock Transfer & Trust Company, as Agent (incorporated by reference to Exhibit 1.1 to Penn Virginia Corporation’s Registration Statement on Form 8-A filed on February 20, 1998).
4.2	—	Amendment No. 1 to Rights Agreement dated March 27, 2002 by and between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Penn Virginia Corporation’s Report on Form 8-K filed on March 28, 2002).
4.3**	—	Form of Indenture for Senior Debt Securities.
4.4**	—	Form of Indenture for Subordinated Debt Securities.
4.5	—	Form of Senior Debt Securities (included in Exhibit 4.3).
4.6	—	Form of Subordinated Debt Securities (included in Exhibit 4.4).
4.7*	—	Articles of Amendment setting forth the terms of the preferred stock.
4.8*	—	Form of Deposit Agreement, including form of Depositary Receipt.
4.9*	—	Form of Debt Securities Warrant Agreement.
4.10*	—	Form of Common Stock Warrant Agreement.
4.11*	—	Form of Preferred Stock Warrant Agreement.
5.1**	—	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.
12.1**	—	Statement of Computation of Ratios to Fixed Charges.
23.1**	—	Consent of KPMG LLP.
23.2	—	Consent of Hunton & Williams LLP (included in Exhibit 5.1).
24.1	—	Powers of Attorney (contained on page II-6).
25.1*	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.
25.2*	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the Penn Virginia.

**	Filed herewith.